UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852
INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events.

On November 15, 2012, International Shipholding Corporation, a Delaware corporation (the “Company”), issued a press release announcing the termination of its previously-announced common stock offering.  As indicated in the attached press release, the Company believes that its acquisition of U.S. United Ocean Services, LLC (“UOS”) will be completed later this month through alternative financing sources.

A copy of the press release announcing the termination of the Company’s common stock offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to: our ability to finance and consummate our pending acquisition of UOS; prevailing market conditions; changes in the availability of our credit facility or other sources of capital; changes in general market, economic, regulatory or industry conditions; and other risks referenced from time to time in our filings with the Securities and Exchange Commission.  Due to these uncertainties, we cannot assure that we will consummate the UOS acquisition on the terms described above or at all.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

The exhibit to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:           November 15, 2012

Exhibit Index

Exhibit
    No.                 Description

99.1*	Press Release by International Shipholding Corporation dated November 15, 2012, announcing the termination of its common stock offering.

__________
* Filed herewith.